UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported):  July 5, 2007 (June 29, 2007)

Monarch Staffing, Inc.

(Exact name of registrant as specified in its charter)

                                Nevada                                                                                                                 0-49915                                                                                                                  88-0474056

(State or other jurisdiction of incorporation)                                                                (Commission File Number)                                                                              (I.R.S. Employer Identification No.)

30950 Rancho Viejo Rd #120

(Address of principal executive offices)

(949) 260-0150

(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 29, 2007, we appointed Rodney McDermott as a member of our Board of Directors.  Our Board of Directors has determined that Mr. McDermott will qualify as “independent” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Mr. McDermott, age 41, is the co-founder and managing director (since March 2001) of McDermott & Bull Executive Search, an executive recruiting firm providing services to the high technology, financial services, real estate, aerospace and defense, manufacturing, retail and consumer products, healthcare and life sciences industries.  Prior to establishing McDermott & Bull Executive Search, Mr. McDermott was the Executive Vice President and Managing Director of the Technology and Emerging Growth Company practice for DHR International, Inc. (from February 1999 to March 2001).   Prior to joining DHR International, Mr. McDermott served as Vice President of Sales and Marketing for Dartron Inc., a leading manufacturer of computer peripherals and computer security devices and Vice President, Corporate Finance at Security Pacific National Bank.  He currently serves on the Board of THINK Together, an after-school non profit serving over 4,000 economically disadvantaged children, and recently held Board positions with the Orange Coast Venture Group, the pre-eminent forum in Orange County, California for Venture Capitalists and Entrepreneurs, as well as the American Electronics Association.  Mr. McDermott received a Bachelors Degree in Economics/Business from the University of California, Los Angeles.

As a member of our Board of Directors, Mr. McDermott will receive cash compensation of $2,500 per quarter.  In addition, we have granted to Mr. McDermott an option to purchase 100,000 shares of our common stock at exercise prices equal to $0.018 per share.  The option vested 20% upon grant and thereafter 10% for eight quarters with full vesting upon a change in control

On June 29, 2007, we entered into an amendment to our employment agreement with our Chief Executive Officer, Joel Williams.  Pursuant to the amendment, Mr. Williams will become our Vice Chairman effective September 1, 2007 and will concurrently cease to be our Chief Executive Officer.

On June 29, 2007, we appointed Quang Pham as our Chief Operating Officer and President (for the period from July 1–August 31, 2007) and as our Chief Executive Officer (starting September 1, 2007).  We have entered into an employment agreement with Mr. Pham with an initial term of one year.    The employment agreement provides for a base salary of $160,000 (subject to performance-based adjustments) and a quarterly bonus equal to 10% of our earnings before interest, taxes, depreciation and amortization.  If the employment agreement is terminated by us (other than for specified cause events), Mr. Pham will receive his full base salary for the remaining term of the agreement.

We have granted to Mr. Pham options to purchase a total of 877,404 shares of our common stock.  The options will be granted in four equal tranches having exercise prices equal to $0.25 per share, $0.50 per share, $0.75 per share and $1.00 per share, respectively.  Each tranche will vest 20% upon grant and thereafter 10% for eight quarters with full vesting upon a change in control.

Mr. Quang X. Pham, age 42, is the founder and president of Sanspar, Inc., a veteran-owned small business entity engaged in state and federal government contracting.  From 2003 to 2004, Mr. Pham served as vice president and division general manager for QTC Medical Services, a provider of government-outsourced occupational health and disability examination services. Previously (from 1999 to 2003), Mr. Pham was founder, chairman, chief executive officer, and executive vice president of Lathian Systems, a supplier of technology and service solutions for relationship medical marketing. He received a B.A. in Economics from the University of California at Los Angeles and served as a U.S. Marine Corps officer in the Persian Gulf War.

On June 29, 2007, we appointed Matthew Szot as our Chief Financial Officer.  Mr. Szot replaces David Walters, who will continue to serve as Chairman of our Board of Directors.  Mr. Szot’s services are provided to us under the terms of our Support Services Agreement with MBMC.

Mr. Szot, age 33, also serves as the Chief Financial Officer for MBMC, a position he has held since February 2007.  From June 2003 to October 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products.  From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG in the San Diego and Chicago offices.  Mr. Szot graduated with High Honors from the University of Illinois, Champaign-Urbana, with a Bachelor of Science degree in Accounting and Agricultural Economics.  Mr. Szot is a Certified Public Accountant in the State of California.

We have awarded to Mr. Szot a restricted stock grant of 207,083 shares of our common stock and 250 shares of our series A preferred stock.  All shares subject to the restricted stock grant will vest on June 29, 2008, with full vesting upon a change in control.

Item 8.01.  Other Events

On June 29, 2007, our Board of Directors approved an amendment to out 2005 Stock Incentive Plan setting the number of shares of our common stock available for issuance under the plan at 2,500,000.

We issued a press release describing certain of the actions described in this Report on July 3, 2007, a copy of which is included as an Exhibit to this Report.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.            Description

10.1	Amendment No. 1 to 2005 Stock Incentive Plan
10.2	Amendment No. 1 to Employment Agreement with Joel Williams.
10.3	Employment Agreement with Quang Pham.
10.4	Restricted Stock Agreement with Matthew Szot.
10.5	Indemnification Agreement with Rodney McDermott.
10.6	Indemnification Agreement with Quang Pham.
10.7	Indemnification Agreement with Matthew Szot.
99.1	Press Release dated July 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 5, 2007                                                Monarch Staffing, Inc.
a Nevada corporation

By: /s/ Joel Williams
Name: Joel Williams
Title: Chief Executive Officer